Exhibit 99.1

Vogenx Reports Third Quarter 2026 Financial Results and Business Highlights

Advances PBH Development Program Following August 2026 Initial Public Offering

Strengthens Balance Sheet with $82.1 Million in Total Cash, Cash Equivalents, and Marketable Securities

RALEIGH, NC / ACCESS Newswire / November 6, 2026 – Vogenx, Inc. (Nasdaq: VOGX), a clinical-stage developer of novel therapeutics for the treatment of serious metabolic and gastrointestinal diseases, today announced its financial results for the third quarter and provided a corporate update.

“Our third quarter performance marks a pivotal milestone for Vogenx following our successful public listing in August," said James Green, Chief Executive Officer of Vogenx. “The EMERGE study is now up and running and we have added critical headcount across the Company, positioning us to advance the development of mizagliflozin for both post-bariatric hypoglycemia (PBH) and gastroparesis.”

Recent Corporate & Clinical Highlights

Clinical Pipeline Update:

In October 2026, the Company initiated EMERGE (NCT07760961), a randomized, placebo-controlled, double-blind, parallel-group, Phase 2b study evaluating mizagliflozin 5 mg and 10 mg for 28 days in approximately 36 adults with PBH. The EMERGE study will be conducted at multiple centers in the United States, with topline results expected in the second half of 2027. The Company plans to initiate a Phase 2 study of mizagliflozin for gastroparesis in the first half of 2027.

Initial Public Offering:

In August 2026, the Company completed its $93.4 million IPO, pursuant to which the Company issued and sold 7,187,500 shares of its common stock at a public offering price of $13.00 per share, including 937,500 additional shares of its common stock pursuant to the exercise in full by the underwriter of its option to purchase shares of common stock from the Company at the IPO price. After deducting underwriting discounts, commissions and offering expenses payable by the Company, the Company received net proceeds from the IPO of approximately $84.4 million.

Leadership and Board Updates:

In September 2026, Ken Toombs was appointed as an independent member of the Vogenx board of directors and chair of the audit committee. In October 2026, Rich Gorman joined the Vogenx management team as Chief Commercial Officer concurrently with his resignation as an independent member of the board of directors, effective October 12, 2026. Mr. Gorman will lead commercial operations, corporate strategy and business development.

Financial Highlights

●	Cash Position: As of September 30, 2026, the Company’s cash, cash equivalents, and marketable securities totaled $82.1 million, compared to $601 thousand as of December 31, 2025. This significant increase was secured through net proceeds from the Company’s August 2026 IPO.

●	Research and Development (R&D) Expenses: R&D expenses for the three months ended September 30, 2026, rose to $1.1 million, compared to $125 thousand for the same period in 2025. The increase was primarily driven by $714 thousand in direct program expenses for the PBH EMERGE Phase 2b study and expanded department headcount.

●	General and Administrative (G&A) Expenses: G&A expenses for the three months ended September 30, 2026, were $704 thousand, compared to $178 thousand for the three months ended September 30, 2025. The increase reflects $237 thousand in personnel costs and $214 thousand in incremental public company operational expenses.

●	Net Loss and EPS: Net loss for the three months ended September 30, 2026, was $4.9 million, or $(0.47) per basic and diluted share, compared to a net loss of $284 thousand, or $(0.05) per basic and diluted share, for the same period in 2025. The net loss for the quarter was the result of operating expenses of $1.8 million, the change in warrant liability of $3.4 million offset by interest income of $0.3 million.

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About Vogenx, Inc.

Vogenx, Inc. (Nasdaq: VOGX) is a clinical-stage biopharmaceutical company based in Raleigh, North Carolina, focused on the discovery and development of novel therapeutics for the treatment of serious metabolic and gastrointestinal diseases with high unmet medical need. The Company is developing its lead product candidate, mizagliflozin, for post-bariatric hypoglycemia, gastroparesis and GIP-dependent Cushing's Syndrome. For more information, please visit https://vogenx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the design, conduct, enrollment, timing and results of the EMERGE Phase 2b study, including the expected timing of topline data; the potential of mizagliflozin to treat post-bariatric hypoglycemia and other indications; anticipated clinical development plans and timelines; the anticipated use of proceeds from the Company's initial public offering, and its capital requirements and need for additional financing; and the potential market opportunity for its product candidates. Words such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and similar expressions are intended to identify forward-looking statements. These statements are based on management's current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including risks related to the initiation, timing, enrollment and results of clinical trials, the possibility that results of earlier studies may not be predictive of later studies, regulatory review, competition, including the possibility that competitors obtain regulatory approval before the Company, reliance on third parties including clinical research organizations and clinical trial sites, the Company's license from Kissei Pharmaceutical Co., Ltd., the Company's need for additional capital, its limited operating history, its dependence on a small number of key personnel, and the material weaknesses identified in its internal control over financial reporting. Additional information on these and other risks is contained in the Company's filings with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2026 filed with the SEC on September 17, 2026. Forward-looking statements speak only as of the date of this release, and Vogenx undertakes no obligation to update them except as required by law.

Vogenx, Inc.

Condensed Balance Sheets

Unaudited

	September 30, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$5,126,137	$601,010
Deferred offering costs	-	63,363
Marketable securities	76,991,943	-
Prepaid expenses and other current assets	725,193	16,797

Total current assets	82,843,273	681,170

Total assets	$82,843,273	$681,170

Liabilities and stockholders’ equity (deficit)

Current liabilities
Accounts payable	$523,570	$62,964
Accrued expenses	318,900	709,818
Warrant liability	-	11,323
Convertible promissory notes payable, related party	-	816,300

Total current liabilities	842,470	1,600,405

Total liabilities	842,470	1,600,405

Total stockholders’ equity (deficit)	82,000,803	(919,235)

Total liabilities and stockholders’ equity (deficit)	$82,843,273	$681,170

Vogenx, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Operating expenses
Research and development	$1,079,000	$124,813	$1,473,697	$430,517
General and administrative	703,736	177,664	1,127,576	554,818

Total operating expenses	1,782,736	302,477	2,601,273	985,335

Other (expense) income
Change in fair value of warrant liability	(3,436,669)	16,984	(3,426,761)	43,876
Change in fair value of convertible promissory notes payable, related party	(26,777)	-	(78,177)	-
Interest income	338,579	1,086	338,726	5,636

Total other (expense) income	(3,124,867)	18,070	(3,166,212)	49,512

Net loss	$(4,907,603)	$(284,407)	$(5,767,485)	$(935,823)

Net loss per common share – basic and diluted	$(0.47)	$(0.05)	$(0.82)	$(0.17)
Weighted average common shares outstanding – basic and diluted	10,404,831	5,451,873	6,995,883	5,451,873

Contact

Harrison Seidner, PhD and Nilesh Talele, PhD
WaterSeid Partners, Inc.
ir@vogenx.com

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